SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Sec. 240.14a-12.

Praxis Mutual Funds

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Your Response is Urgently Needed!

April 15, 2016

Dear Fellow Shareholder:

We recently mailed to you a proxy voting package for the upcoming Special Meeting of Shareholders of Praxis Mutual Funds, on Thursday, April 28, 2016. As a shareholder, your vote is very important to the outcome of the Special Meeting and to the business of the fund. Our records indicate that as of the date of this mailing, your proxy voting instructions have not yet been recorded. If you already have voted, thank you!

It is critical to the business of the fund that proxy votes be cast in time for the Special Meeting on April 28. The Praxis Mutual Funds Board of Trustees has unanimously recommended that shareholders vote “FOR” the proposals listed in both the Proxy Statement and on the enclosed copy of your proxy card(s). No matter how you choose to vote, we urge you to please vote today.

Please help us proceed with the business of the fund by taking a moment to cast your proxy vote today using one of the methods listed below. You may receive a call from a proxy representative asking to take your vote by telephone, which is a fast, safe and convenient way to cast your vote. Thank you in advance for your attention to this important matter.

Sincerely,

/s/ Marlo J. Kauffman

Marlo J. Kauffman

Vice President and Secretary

More information regarding the Special Meeting and the proposals can be found in the Proxy Statement. If you would like another copy of the Proxy Statement or have any proxy-related questions, please call (800) 434-3719 for assistance. Representatives are available between 9:00 a.m. and 10:00 p.m., Eastern Time.

Here are four convenient methods for voting your Proxy:

1.	Telephone Voting Representative. You may cast your vote by telephone with a proxy representative by calling toll-free (800) 434-3719. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time.

2.	Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed Proxy Card.

3.	Internet. You may cast your vote using the internet by logging onto the internet address located on the enclosed Proxy Card and following the instructions on the website.

4.	Mail. You may cast your vote by signing, dating and mailing the enclosed Proxy Card(s) in the postage-prepaid, return envelope provided.

For the quickest response, please utilize one of the first three options above to ensure that your vote is received in time for the Special Meeting on April 28.

1110 N. Main Street, Goshen, IN 46528